EXHIBIT 10.1

EMPLOYMENT AGREEMENT

Party A (Employer)

Name: Sheng Yuan Nutritional Food Co., Ltd., Beijing R&D Center

Address: No. 106, Dongluyuan, Tongzhou District, Beijing

Party B (Employee):

Name: Liang Zhang Sex: Male

ID Number: 110106196002130076

Party A

Name: Sheng Yuan Nutritional Food Co., Ltd., Beijing R&D Center

Legal person: Xiuqing Meng

Address: No. 106, Dongluyuan, Tongzhou District, Beijing

Party B:

Name: Liang Zhang

Nationality: China

ID Number: 110106196002130076

Address:

Post code:

Address of Hu Kou:

Adhering to the principle of voluntariness and equality and in accordance with the Labor Law of the People’s Republic of China and related regulations currently in effect, Party A and Party B hereby enter into this Agreement for joint observance in good faith.

I. Term of Employment Agreement

Article 1

This Agreement shall be of the type described in clause (3) below, as agreed by the Parties.

(1)	Fixed-term contract: The term of this Agreement shall commence on and expire on , among which, the probationary period shall commence on and expire on

(2)	Contract that sets the completion of a specific task as the term to end the contract: The term of this Agreement shall commence on and expire upon completion of .

(3)	Contracts without a fixed term: The term of this Agreement shall commence on December 21, 2008, among which, the probationary period shall expire on N/A

II. Job Description and Place of Performance of Employment Agreement

Article 2

Party A employs Party B on Management position (type of work) as needed by its production.

Article 3

Party B shall accept Party A’s work arrangement and meet the requirement for quantity and quality set forth for his completion of the task on the position. The task and responsibility of the specific position (type of work) is as follows: As set out in Post Description and Performance Evaluation Form.

Article 4

If, as verified by Party A in its appraisal conducted pursuant to its criteria, Party B is incompetent for the position (type of work), Party A may change Party B’s position (type of work).

Article 5

Party A may change Party B’s position (type of work) upon mutual agreement of the Parties through consultation.

Article 6

The place of performance of this Agreement shall be Beijing   .

III. Remuneration

Article 7
Party A shall, on the principle of distribution according to work, pursuant to the requirements of the state, province and municipality in light of its actual condition, independently formulate its own post salary distribution system and determine the form and standard of salary payment to Party B.

Article 8
Party A shall pay Party B salary on a monthly basis. For the normal labor service provided by Party B to Party A within the statutory working hours, Party A shall, prior to the 10th day of each month, pay Party B salary of RMB 100,000 per month before Individual Income Tax .

Article 9

When using piecework wage system, the wage is determined by piece of work finished, on the premise that the minimum wage requirement of relevant regulations is met.

Article 10

During the performance of this Agreement, Party A may adjust Party B’s remuneration appropriately, depending on Party A’s operating condition and Party B’s performance.

IV. Insurance and Benefits

Article 11

Party A shall make contributions to social insurance pursuant to the regulations of the state, province and municipality and the social insurance contribution payable by Party B shall be withheld and paid by Party A on behalf of Party B.

Article 12

If Party B suffers from an illness or non-work-related injury, the matters relating to medical benefits and sick pay shall be handled in accordance with the regulations of the state, province, and municipality. Party A will make sick pay to Party B according to Attendance Rule.

Article 13

If Party B suffers from an occupational disease or work-related injury, the matters relating to medical benefits and sick pay shall be handled in accordance with the regulations of the state, province, and municipality.

Article 14

The benefits to which a female employee is entitled in her pregnancy, confinement, nursing or birth control surgery period shall be determined in accordance with the regulations of the state, province and municipality.

V. Amendment, Rescission, Termination and Renewal of the Employment Agreement

Article 15

Amendment, rescission, termination and renewal of the employment agreement should follow LAW OF THE PEOPLE'S REPUBLIC OF CHINA ON EMPLOYMENT CONTRACTS and other applicable laws and regulations.

Article 16

After termination of the employment agreement, Party A should help Party B to handle social security transferring and record transferring according to applicable laws and regulations.

Article 17

Party B should transfer his/her work to a person designated by Party A.

VI. Labor Protection, Working Conditions and Occupational Disease Protection

Article 18

Party A must provide Party B with labor safety and sanitary conditions consistent with the requirements of the state, province and municipality and necessary labor protection articles, establish and perfect labor safety and sanitation system and procedures for safe operation and production.

Article 19

Party A must set up safety production rules. Party B must strictly comply with the procedures for safe operation in the course of production (work).

Article 20

Party A shall set up anti-occupational diseases rules.

Article 21

Party A must take special labor protection measures for female employees and underage workers pursuant to the regulations of the state, province and municipality.

Article 22

The Parties shall strictly comply with the industrial accident and occupational disease reporting system adopted by the state, province and municipality.

VII. Working Hours, Break and Vacations

Article 23

Party A will arrange Party B to work under the flexible working hour system. Party B will work a maximum of eight hours a day and on average a maximum of forty hours a week.

Article 24

Party A may arrange Party B’s working hours and rest days according to the requirement of work.

Article 25

Party B should follow Party A’s overtime arrangement when the following conditions are met:

(1) Due to natural disaster, accident or other reasons, public safety and nation’s interest are endangered.

(2) Public transportation or public facilities is destroyed and public interest is suffered.

(3) Maintenance must be carried out at public holidays or weekends.

(4) The running of the machine can not stop during the holiday.

(5) Other circumstances required by laws and regulations.

Article 26

Party A shall ensure Party B’s right to rest pursuant to the regulations of the state, province and municipality and during the term of this Agreement, Party B shall be entitled to statutory holidays and matrimonial leave, maternity leave, vacation leave as set forth by the state, province and municipality.

VIII. Labor Discipline

Article 27

Party A shall, in accordance with the labor laws, regulations, rules and relevant policies of the state and in light of its actual condition, formulate and perfect rules, regulations and labor disciplines. Party B shall strictly comply with the rules and regulations and labor discipline of Party A, that are formulated in accordance with law, submit to the management of Party A and treat as confidential the trade secret of Party A.

Article 28

If Party B breaches any of the rules and regulations and labor discipline of Party A, Party A may, pursuant to its rules and regulations, render disciplinary punishment or, if necessary, rescind this Agreement.

IX. Liability for Breach of Contract

Article 29

If Party A pays for Party B’s training courses, both parties should sign a training agreement as the exhibit of this employment agreement, with specified term of training and liabilities for breach of contract. If Party B resigns before the end of the specified term, Party B should pay Party A for compensation.

Article 30

Both parties can sign separate agreement with regard to trade secret and intellectual property, as appendix to this agreement. Party B should pay Party A for damage in violation of the Confidentiality Agreement.

Article 31

If Party B rescinds this Agreement in violation of relevant provisions or the covenant in this Agreement, it shall pay Party A for compensation of the violation.

X. Labor Dispute Resolution

Article 32

If any dispute arises in connection with the performance of this Agreement, either Party may apply to Party A’s labor dispute mediation committee for mediation. If the dispute can not be resolved through mediation, the Parties shall apply for arbitration to the labor dispute arbitration committee where Party A is located.

XI. Other Matters

Article 33

Post Description and Performance Evaluation Form and Employee Manual are appendixes to this agreement.

Article 34

This Agreement shall be filled out with fountain pen or writing brush. If altered unilaterally or signed by a person not duly authorized, this Agreement shall be void and null.

Article 35

This Agreement is executed in two counterparts which are of the same force and effect, with each Party holding one counterpart. This Agreement shall take effect on the date on which the Parties affix their signatures thereto.

XII. Other Matters to be Agreed Upon by the Parties

Party A (seal)	Party B (signature)
Sheng Yuan Nutritional Food Co., Ltd., Beijing R&D Center
Legal representative (signature)	/s/Liang Zhang

(Authorized proxy)

Date: December 21, 2008	Date: December 21, 2008